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                                                                    EXHIBIT 10.5



                              REVENGE MARINE, INC.
                           UNSECURED PROMISSORY NOTE

$_________________                                       Ft. Lauderdale, Florida
                                                         July 30, 1998


         FOR VALUE RECEIVED, REVENUE MARINE, INC. ("RMI") hereby promises to pay to the order of CONSOLIDATED YACHT CORPORATION ("Holder") the principal amount of four Hundred Fifty-eight Thousand One Hundred Sixty-two and 0/100 Dollars ($458,162) plus interest as provided herein.

         1. MATURITY. The full outstanding principal balance of this Note and all accrued but unpaid interest shall be paid on or before the earlier of 5 business days after the closing of an initial public offering by RMI or August 31, 1999.

         2. INTEREST RATE. The unpaid principal balance of this Note shall bear interest at the rate of eight percent (8%) per annum. Upon and during the continuation of an event of default, the unpaid principal balance of this Note shall bear interest at the rate of twelve percent (12%) per annum.

         3. MAXIMUM INTEREST RATE. Notwithstanding any provision herein, Holder shall never be entitled to receive, collect or apply as interest on any amount owned hereunder any amount in excess of the maximum lawful rate of interest permitted to be charged by any applicable law. In the event Holder shall ever receive, collect or apply as interest any amount in excess of any amount permitted to be received under applicable law, all such excess amounts shall be applied as of the date received to the reduction of the principal amount of indebtedness hereunder. After payment of the indebtedness in full, all remaining excess amounts paid shall forthwith be returned within five (5) days to RMI.

         4. PERMISSIVE PREPAYMENT. This Note and all indebtedness arising in connection herewith may be prepaid at any time and from time to time in whole or in part by RMI without premium, penalty or other charges or fees whatsoever.

         5. APPLICATION OF PAYMENTS. All payments against the indebtedness arising under this Note shall be applied first to costs of collection, second to accrued but unpaid interest and the balance to unpaid principal.

         6. NO COLLATERAL. The indebtedness evidenced by this Note is unsecured.

         7. EVENTS OF DEFAULT. At the option of Holder, this Note shall become immediately due and payable upon the occurrence and during the continuation of the following events of default:

            (a) RMI fails to pay principal or interest within 10 business days after RMI receives written notice of such payment default;

            (b) RMI shall:
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                  (1)   Be adjudicated a bankrupt or insolvent, or

                  (2) Admit in writing its inability to pay RMI's debts generally as they become due, or

                  (3) Apply for or consent to the appointment of a receiver, trustee, or liquidator of RMI or of all or substantially all of RMI's assets; or

                  (4) File a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or take advantage of or seek any other relief under any bankruptcy, reorganiation, rearrangement, debtor's relief, or other insolvency law now or herafter existing; or

                  (5) File an answer admitting the material allegations of, or consenting to, or failure to answer timely a petition filed against RMI in any bankruptcy reorganization, rearrangement, debtor's relief, or other insolvency proceedings; or

                  (6) Institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of all or substantially all of RMI's debts in whole or in part, or a postponement of the maturity or the collection thereof or a suspension of any of the rights or powers granted hereby; or


      (c) An order, judgement, or decree shall be entered by any court of competent jurisdiction approving a petition seeking reorganization of RMI or appointing a receiver, trustee, or liquidator of RMI or of all or substantially all of its assets, and such order, judgment, or decree is not permanently stayed or reversed within sixty (60) days after entry thereof; or

      (d) A petition is filed against RMI seeking reorganization, an arrangement with creditors, or any other relief under any bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency law now or hereafter existing, and such petition is not discharged within sixty (60) days after the filing thereof.

      If one or more events of default shall occur and be continuing, after the expiration of any grace or curative period provided herein, Holder may, at its option, declare the entire indebtedness arising hereunder due and payable and may proceed to protect and enforce any and all rights to enforce payment of all indebtedness arising hereunder at law or in equity. All rights, remedies and powers conferred upon Holder herein shall be cumulative and not exclusive of any other rights, remedies or powers. No delay or omission to exercise any right, remedy or power shall impair any such right, remedy or power or shall be construed to be a waiver of any event of default or any acquiescence or forbearance with respect thereto, Any right, remedy or power granted hereunder of applicable under law or in equity may be exercised from time to time, independently or concurrently. No waiver of any event of default shall extend any other subsequent event of default.



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No single or partial exercise of any right, remedy or power shall preclude the exercise of any other right, remedy or power of the futher exercise thereof.


      8. GOVERNING LAW. This Note has been executed and delivered in Ft. Lauderdale, Florida and shall be governed by and construed in accordance with the laws of the State of Florida, Holder expressly agrees that the courts of Ft. Lauderdale, Florida shall have jurisdiction over all proceedings in connection herewith, and Holder agrees that for purposes of enforcement of Holder's rights and remedies hereunder, venue and personal jurisdiction are proper in the courts situated in Ft. Lauderdale, Florida RMI waives any right to a jury trial.

      9. SEVERABILITY. In the event any provision of this Note shall be declared by a court of competent jurisdiction to be unenforceable or invalid for any reason whatsoever, the remaining provisions of this Note shall not be affected thereby and all such remaining provisions shall be enforced to the maximum extent permitted by law.

      10. COSTS OF COLLECTION. If this Note or any portion hereof is not paid when due, after expiration of all curative periods, RMI promises, to pay all reasonable costs of collection, including but not limited to, all reasonable attorneys' fees, court costs and reasonable expenses incurred in good faith by Holder in order to obtain prompt, punctual and proper payment of all amounts of indebtedness arising hereunder.


      11. WAIVER. RMI and all other parties now or hereafter liable for the payment of the indebtedness arising hereunder, whether as endorser, guarantor, surety or otherwise, waive demand, presentment, diligence in collecting and consent to all extensions which from time to time may be granted.


      12. BINDING EFFECT. This Note and all the covenants, promises, obligations and agreements of RMI and all rights, powers, privileges and entitlements of Holder shall be binding upon and inure to the benefit of their respective successors, legal representatives, and permitted assigns.

      13. CURRENCY AND PLACE OF PAYMENT. All payments of principal and interest arising in connection with this Note shall be made in lawful currency of the United States of America and shall be paid to Holder at 775 Taylor Lane, Dania, Florida 33004 or at such other place as Holder shall instruct RMI in writing.


                                        REVENGE MARINE, INC.


                                        By:  /s/ William C. Robinson
                                           ----------------------------------
                                           Name William C. Robinson
                                           Title: Vice President


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                             GENERAL ASSIGNMENT AND
                             BILL OF SALE AGREEMENT


         KNOW ALL MEN BY THESE PRESENTS:

         This General Assignment and Bill of Sale executed and delivered effective this 30 day of July, 1998 by Consolidated Yacht Corporation ("Seller") and Revenge Marine, Inc. ("Buyer").

         WHEREAS, Seller has ceased manufacturing and other operations; and

         WHEREAS, Seller desires to sell and assign all its tangible equipment, tools, and other assets described more particularly in Exhibit A hereto ("Assets") to Buyer in accordance with this instrument ("Bill of Sale").

         NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged:

         1. CONVEYANCE AND DELIVERY. By these presents, in exchange for the Purchase Price as defined below, Seller hereby conveys, grants, bargains, sells, transfers, sets over, assigns, delivers and releases unto Buyer and its successors and assigns good and marketable title to the Assets free and clear of all liens, claims and encumbrances.

         2. PURCHASE PRICE. The Purchase Price is a mutually agreed amount based upon the appraised value of the Assets. The Purchase Price shall be paid be delivery by Buyer to Seller of a Note to the form attached as Exhibit B hereto with the agreed amount filled in.

         3. TITLE. Seller represents and warrants that:

             (i) Seller has good and marketable title to all the Assets, free and clear of all liens, claims, charges, encumbrances, mortgages, options, restrictions, security agreements or any other encumbrance of any kind, character or description whatsoever, except only the liabilities; and

             (ii) Seller has all requisite power and authority to sell, transfer, convey and deliver the Assets to Buyer pursuant to this instrument of conveyance and that by reason of this sale, Seller is not rendered insolvent; and

             (iii) Seller will defend good and marketable title to the Assets so conveyed against any and all adverse claims whatsoever; and

             (iv) The Assets are in good operating condition and are useful and usable in the business of manufacturing sport fishing and other speed yachts; and













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            (v) Seller has informed Buyer of all material facts relating to the Assets, and no information provided to Buyer contains any untrue statement of a material fact or omits any statement of fact necessary to make the information provided true and correct in all material respects.

      4. NO LIABILITIES ASSUMED BY BUYER. Seller acknowledges and agrees that Buyer is assuming no liabilities or obligations of Seller by reason of this conveyance or the sale, transfer, conveyance or delivery of the Assets.

      5. CONDITION OF THE ASSETS. The Assets are being sold "as is, where is" without any representation, warranty, liability or other obligation on the part of Seller. THIS WARRANTY IS IN LIEU OF AND EXCLUDES
            ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF REPRESENTATION OF MERCHANT ABILITY OR WARRANTY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE WAIVED BY BUYER.

      6. FURTHER ASSURANCES, Seller agrees to execute and deliver to Buyer any and all certificates, instruments, releases and other documents reasonably requested by Buyer to further assure and provide, evidence of Buyer purchase of the Assets.

      IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered on the 30th day of July, 1998.


                                         CONSOLIDATED YACHTS CORPORATION




                                         By  /s/ James Gardner
                                           ----------------------------------
                                           James Gardner, President



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                                   Exhibit A


                           Description of the Assets


         The Assets consist of the tangible personal property, the equipment, the tools and the other items described below and on the attachments hereto:



          ACC PAC INVENTORY                    $ 269,488.75
          EQUIPMENT AND TOOLS                    112,335.00
          W.I.P. PROFITS                          76,339.00
                                               ------------
                                               $ 458,162.00